Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of General Employment Enterprises, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Salvatore Zizza, its, his and her true and lawful attorney with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements of General Employment Enterprises, Inc. on Form S-8 relating to the issuance of Shares pursuant to that certain Second Amended and Restated General Employment Enterprises, Inc. 1997 Stock Option Plan, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of General Employment Enterprises, Inc. and said Officers and Directors hereby grants to said attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as General Employment Enterprises, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of General Employment Enterprises, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorney, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, General Employment Enterprises, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

GENERAL EMPLOYMENT ENTERPRISES, INC.

/s/ SALVATORE ZIZZA

Chief Executive Officer

Dated: April 19, 2010

Signature	Title	Date

/s/ STEPHEN PENCE
Stephen Pence	Director, Chairman of the Board	April 19, 2010

/s/ HERBERT F. IMHOFF, JR.
Herbert F. Imhoff, Jr.	Director, President and Chief Operating Officer	April 19, 2010

/s/ MARILYN L. WHITE
Marilyn L. White	Vice President	April 19, 2010

/s/ DENNIS WAYNE BAKER
Dennis Wayne Baker	Director	April 19, 2010

/s/ THOMAS C. WILLIAMS
Thomas C. Williams	Director	April 19, 2010

/s/ CHARLES W.B. WARDELL
Charles W.B. Wardell	Director	April 19, 2010

/s/ JAN V. PRIETO-MCCARTHY
Jan V. Prieto-McCarthy	Treasurer and Financial Officer	April 19, 2010